UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North, Suite 100
Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2025, Celcuity Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, TD Securities (USA) LLC, and Leerink Partners LLC as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”) agreeing, subject to customary conditions, to issue and sell in a public offering (i) 1,836,842 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share ( “Common Stock”), at a price to the public of $38.00 per Share and (b) in lieu of Shares to certain investors, pre-funded warrants to purchase up to 400,000 shares of Common Stock (the “Pre-Funded Warrants”), at a price to the public of $37.999 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less the $0.001 per share exercise price for each such Pre-Funded Warrant (the “Offering”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 335,526 shares of Common Stock (the “Option Shares”), less underwriting discounts and commissions. The Underwriters exercised their option to purchase the Option Shares in full on July 30, 2025. The Offering was completed on July 31, 2025.

The net proceeds from the Offering, after deducting underwriting discounts and commissions and offering expenses, were approximately $91.6 million, including the proceeds from the Underwriters’ exercise of their option in full to purchase the Option Shares. The Company may also receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, clinical trial expenditures, commercial launch expenditures, expansion of business development activities and other general corporate purposes.

Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share, or alternatively, at the election of each holder, shares of Common Stock may be issued through a cashless exercise, with the net number of shares of Common Stock determined according to the formula set forth in each Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after the date of issuance. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised. A holder (together with its “attribution parties,” as defined in the Pre-Funded Warrant) may not exercise any portion of the Pre-Funded Warrants if immediately after exercise, the holder (together with its attribution parties), would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. However, a holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, which increase or decrease shall not become effective until 61 days after notice from the holder to us.

The Company made certain customary representations, warranties and covenants concerning the Company, the registration statement and the Prospectus Supplement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

The Offering is being made pursuant to a prospectus supplement, dated July 30, 2025 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission (“SEC”) on July 31, 2025 and an accompanying base prospectus that forms a part of the registration statement on Form S-3 (File No. 333-281887), which was declared effective by the SEC on December 2, 2024. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares, the Option Shares or the Pre-Funded Warrants.

The foregoing descriptions of the Underwriting Agreement and the terms of the Pre-Funded Warrants do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the form of Pre-Funded Warrant that are filed as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. A copy of the opinion of Faegre Drinker Biddle & Reath LLP, relating to the validity of the Shares, the Option Shares, the Pre-Funded Warrants and the shares of Common Stock underlying the Pre-Funded Warrants in connection with the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On July 30, 2025, the Company issued a press release announcing that it priced the Offering and the previously announced concurrent notes offering to issue and sell $175.0 million aggregate principal amount of 2.750% Convertible Senior Notes due 2031. A copy of this press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding the Offering, the Company’s expectations regarding the expected net proceeds from the Offering and the use of those net proceeds. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s plans to differ materially from those expressed or implied in any forward-looking statement. These risks include, but are not limited to, market risks, trends and conditions, and those risks described in the Company’s filings with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 and subsequent filings with the SEC. Copies of these documents may be obtained by visiting the SEC’s website at www.sec.gov. These forward-looking statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of July 30, 2025, among Celcuity Inc. and the representatives of the underwriters named therein, relating to the issuance and sale of common stock.
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
99.1	Press release dated July 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2025

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer